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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Magnum Hunter Resources, Inc. of our report dated March 14, 1997 (April 30, 1997 as to Note
16) appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
October 30, 1997